Exhibit 21

ATMI, INC.
Subsidiaries

Entity	State or Jurisdiction of Incorporation or Organization
Advanced Technology Materials, Inc.	Delaware
Epitronics Corporation	Delaware
ATMI Ecosys Corporation	California
Advanced Delivery & Chemical Systems Nevada, Inc.	Nevada
Advanced Delivery & Chemical Systems Holdings, LLC	Delaware
Advanced Delivery & Chemical Systems Operating, LLC	Delaware
Advanced Delivery & Chemical Systems Manager, Inc.	Delaware
ATMI Materials, Ltd.	Texas
ATMI Korea Co. Ltd.	Korea
ATMI UK Limited	Scotland
ATMI Fab Services, Inc.	New Mexico
ATMI Fab Services Ireland, Inc.	New Mexico
MST Measurement Systems, Inc.	Illinois
ATMI Packaging, Inc.	Minnesota
ATMI Packaging International Ltd.	Minnesota
ATMI International Holdings, Inc.	Delaware
ATMI Taiwan Holdings, Inc.	Delaware
ATMI Belgium Holdings, Inc.	Delaware
ATMI Belgium, LLC	Delaware
Emosyn LLC	Delaware
ATMI Packaging N.V.	Belgium
ATMI Japan KK	Japan
ATMI Taiwan Co. Ltd.	Taiwan
ATMI GmbH	Germany
ATMI PTE Ltd	Singapore
ATMI Fab Services Ireland, Ltd	Ireland
ATMI Acquisition BVBA	Belgium